UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2020 (November 5, 2020)

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SAExploration Holdings, Inc.

(Exact name of registrant as specified in its charter)

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Delaware

(State or other jurisdiction of incorporation)

001-35471

(Commission file number)

27-4867100

(IRS Employer Identification No.)

13645 N. Promenade Blvd., Stafford, Texas 77477

(Address of principal executive offices) (Zip Code)

(281) 258-4400

(Company's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 8.01 Other Events.

On November 5, 2020, SAExploration Holdings, Inc. (the “Company”) and the United States Securities and Exchange Commission (the “SEC”) filed with the United States District Court for the Southern District of New York (the “Court”) a joint motion for entry of a consent judgment (the “Motion”) and the Company’s consent (the “Consent”) to resolve all allegations pertaining to the Company with respect to the Civil Complaint described below. Pursuant the Consent, without admitting or denying the allegations of the Civil Complaint, the Company consented to the entry of a final judgment (the “Proposed Judgment”) that permanently enjoins it from violating the sections of the federal securities laws listed in the Civil Complaint, but that does not impose any monetary penalty on the Company. The Proposed Judgment, when entered, will resolve all allegations pertaining to the Company with respect to the Civil Complaint.

As previously reported, the SEC has been conducting an investigation of certain matters, including with respect to revenue recognition, accounts receivable and tax credits. The Department of Justice (the “DOJ”) is conducting a parallel investigation with the SEC. The Company has been cooperating and intends to continue to cooperate with the SEC and the DOJ in their litigations and/or investigations.

On October 8, 2020, the SEC filed a complaint against the Company and its former executive officers Jeffrey Hastings, Brent Whiteley, Brian Beatty, and Michael Scott (the “Former Executives”) in the Court captioned U.S. Securities and Exchange Commission, v. SAExploration Holdings, Inc. et al. Civil Action No. 1:20–CV–8423 (the “Civil Complaint”) arising out of the actions of the Former Executives, which ultimately lead to the previously reported restatement of the Company’s financial statements. The Civil Complaint charged the Company and charges the Former Executives with violating Section 17(a)(1) and (3) of the Securities Act and Section 10(b) of the Exchange Act, and Rule 10b–5(a) and (c) thereunder. It further charged the Company with violating Securities Act Section 17(a)(2) and Exchange Act Sections 13(a), 13(b)(2)(A), and 13(b)(2)(B), and Rules 10b–5(b), 12b–20, 13a–1, 13a–11, 13a–13 thereunder, and that the Former Executives aided and abetted those violations. Additionally, the Civil Complaint charges the Former Executives with violating Exchange Act Section 13(b)(5) and Rule 13b2–1 thereunder, and Messrs. Hastings, Whiteley, and Beatty with also violating Exchange Act Rules 10b–5(b), 13a–14, and 13b2–2. The SEC sought a permanent injunction against the Company from violating the aforementioned provisions, but did not seek any monetary relief against the Company. From the Former Executives, the SEC seeks permanent injunctions as well as civil penalties, disgorgement of allegedly ill–gotten gains with prejudgment interest, and officer–and–director bars against each of them. Additionally, the SEC seeks to have Messrs. Hastings, Whiteley, and Beatty reimburse the Company for incentive–based compensation pursuant to Section 304(a) of the Sarbanes–Oxley Act of 2002. The DOJ also announced criminal charges against Mr. Hastings in a parallel action on the same day.

The foregoing description of the Motion, Consent and Proposed Judgment referenced above is qualified in its entirety by reference to such documents, which are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and are incorporated herein by reference.

Forward-Looking Statements

This Current Report includes information that constitutes forward-looking statements. Such forward-looking statements often contain words such as “believe,” “expect,” “anticipate,” “intend,” or “will,” although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Examples of such forward-looking statements include, but are not limited to, statements of the Company’s expectations regarding the matters described above.

These forward-looking statements are based on our current beliefs, assumptions and expectations concerning future events, which, in turn, are based on information currently available to the Company. Such forward-looking statements include actions taken by the Company, the SEC or the Court with respect to the matters covered by this Current Report. Although the Company believes that the expectations underlying any of these forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. A variety of factors could cause actual events or results to differ materially from those expressed or contemplated by the forward-looking statements including, without limitation, additional information that may become known to the Company in connection with the matters that are the subject of this Current Report or that subsequent events may occur that require the Company to take additional action with respect thereto.

All forward-looking statements included in this Current Report are expressly qualified in their entirety by these cautionary statements and the Company undertakes no obligation to publicly update or revise any forward-looking statement except to the extent required by applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Joint Motion for Entry of Consent Judgment Submitted by Plaintiff Securities and Exchange Commission and Defendant SAExploration Holdings, Inc. filed November 5, 2020

99.2	Consent of Defendant SAExploration Holdings, Inc. filed November 5, 2020

99.3	Proposed Judgment as to Defendant SAExploration Holdings, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2020 SAExploration Holdings, Inc.

By: /s/ John A. Simmons

Name: John A. Simmons

Title: Vice President and Chief Financial Officer

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